UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

National Bankshares Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	0-15204	54-1375874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hubbard Street
Blacksburg, Virginia		24060
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 540 951-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	NKSH	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025, National Bankshares, Inc. (the “Company”) issued a press release announcing that F. Brad Denardo, the Chief Executive Officer of the Company and the Company’s wholly owned banking subsidiary, The National Bank of Blacksburg (the “Bank”), will retire from such positions effective June 30, 2025. Mr. Denardo will also retire as Chairman of the Board of Directors, President and Chief Executive Officer of National Bankshares Financial Services, Inc., the Company’s wholly owned financial services subsidiary, effective June 30, 2025. Mr. Denardo will remain Chairman of the Boards of Directors of the Company and the Bank.

In connection with Mr. Denardo’s retirement, the Company, the Bank and Mr. Denardo entered into a consulting agreement (the “Consulting Agreement”), dated March 31, 2025, that will be effective beginning on July 1, 2025 and will end on June 30, 2026 (the “Consulting Period”). Pursuant to the Consulting Agreement, Mr. Denardo will provide consulting and other advisory services to the Company and the Bank. During the Consulting Period, Mr. Denardo will receive a monthly consulting fee of $6,000. The Consulting Period may be extended if agreed to by the parties. The foregoing summary description of the Consulting Agreement is qualified in its entirety by reference to the agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

The Company also announced that effective July 1, 2025, Lara E. Ramsey, the President of the Company and the Bank, has been appointed by the Boards of Directors of the Company and the Bank to succeed Mr. Denardo as President and Chief Executive Officer of the Company and the Bank upon his retirement. Ms. Ramsey will also succeed Mr. Denardo as Chairman, President, and Chief Executive Officer of National Bankshares Financial Services, Inc. Ms. Ramsey, 56, joined the Company in 1996, was promoted to Senior Vice President of Administration in 2011, became Executive Vice President and Chief Operating Officer in 2022, and was named President of the Company and Bank in January 2025. Ms. Ramsey is also a director of the Company and the Bank. As President and Chief Executive Officer of the Company and the Bank, Ms. Ramsey will continue to be compensated as described under the caption “Executive Compensation” in the Company’s 2025 proxy statement filed with the Securities and Exchange Commission on March 31, 2025.

The full text of the Company’s March 31, 2025 press release with respect to the above announcements is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description of Exhibit

99.1 Press release dated March 31, 2025.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bankshares, Inc.

Date:	March 31, 2025	By:	/s/ F. Brad Denardo
Chairman and Chief Execuitive Officer

Date:	March 31, 2025	By:	/s/ Lora M. Jones
Treasurer and Chief Financial Officer